Exhibit 99.2

METALINE CONTACT MINES
P.O. BOX 387
MURRAY, IDAHO 83874

For Immediate Release	November 4, 2004

N E W S    R E L E A S E

METALINE CONTACT MINES
REACQUIRES 5% OF ITS OUTSTANDING SHARES

MURRAY ID. Metaline Contact Mines (OTCBB: MTLI) announced today that it has reacquired 748,065 of its shares, representing approximately 5.1% of its outstanding stock, effective November 1, 2004.

The shares were obtained through a distribution made to the Company by Metaline Contact Mines LLC. The Company owns a 7% equity membership interest in the LLC. The reacquired shares will be returned to the treasury and become authorized, but unissued, shares.

“The reacquisition of these shares represents a sizeable increase in our shareholders’ equity, and reflects the confidence we have in our mineral projects and our future,” said John Beasley, Chief Financial Officer of the Company.

Metaline Contact Mines develops royalty interests in mineral projects of unusual merit, including its Golden Chest Mine and Pend Oreille/Metaline Zinc Mines.

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Contact:

John W. Beasley, Secretary/Treasurer/CFO
Tel/Fax: 920-987-5317
E-mail: info@ metalinecontactmines.com

This release contains certain “forward-looking” statements within the meaning of the Federal Securities Laws. Such statements are based on assumptions that the Company believes are reasonable but which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the Company’s periodic filings with the Securities and Exchange Commission including its annual report on Form 10-KSB for the year ending December 31, 2003.

Further information about Metaline Contact Mines can be reviewed on the website of the U.S. Securities and Exchange Commission at www.sec.gov or the Company’s website at www.metalinecontactmines.com.